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                              FALLBROOK NATIONAL BANK

                STOCK OPTION AGREEMENT UNDER 1993 STOCK OPTION PLAN



To:  [Name of Employee]                 Granting Date: [Month, date], 19[year]


     We are pleased to notify you that Fallbrook National Bank (the "Bank") hereby grants to you an option to purchase all or any part of * _________ * shares of the Common Stock of the Bank ("the Shares") at the option price of *$_______* (the "Option Price") per Share as a stock option under the Bank's 1993 Stock Option Plan (the "Plan")


                    THIS OPTION IS:

          A. AN INCENTIVE OPTION ONLY IF THE BLANK IS INITIALED BY THE BANK AT THE TIME THIS AGREEMENT IS DELIVERED TO YOU ______.

                    OTHERWISE, IT IS A NON-STATUTORY OPTION

          B. A "DIRECTOR OPTION" ONLY IF THIS BLANK IS INITIALED AT THE TIME THIS AGREEMENT IS DELIVERED TO YOU, ______. ALL DIRECTOR OPTIONS ARE NON-STATUTORY OPTIONS, REGARDLESS OF ANY OTHER TERMS SET FORTH HEREIN.

          THE OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS STOCK OPTION AGREEMENT (THIS "AGREEMENT")

               THIS OPTION MAY BE EXERCISED ONLY IF THE PLAN IS APPROVED BY SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE ISSUED AND OUTSTANDING SHARES OF THE BANK.


     1.   PURPOSE OF THE OPTION.

     One of the purposes of the Plan is to advance the interests of the Bank by stimulating the efforts of directors, officers and full-time salaried employees on behalf of the Bank by granting them financial participation in the process and success of the Bank.


     2.   SIGNATURE ON OPTION AGREEMENT

     This option can not be exercised unless you first sign this document in the place provided and return it to the Secretary of the Bank. It should be returned before the close of business on


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the 20th day after the granting date of this option.  If you fail to do so, this option may terminate and be of no effect. However, your signing and delivering this letter will not bind you to purchase any Shares subject to the option.
Your obligation to purchase the Shares can arise only when you exercise this option in the manner set forth in Paragraph 3 below.


3.   TERMS OF OPTION AND EXERCISE OF OPTION.

     "Subject to the provisions of Paragraphs 4 and 5 below and this Paragraph 3, this option shall vest and become exercisable as to the following shares on the following dates.

          Number of Months                               Number
          Following Grant                               of Shares
          ---------------                               ---------
          12 mo.  -  [month, date, year]                [       ]
          24 mo.  -  [month, date, year]                [       ]
          36 mo.  -  [month, date, year]                [       ]
          48 mo.  -  [month, date, year]                [       ]
          48 mo.  -  [month, date, year]                [       ]

     Any portion of this option that you do not exercise shall accumulate and can be exercised by you any time prior to the expiration of [MONTH, DATE, YEAR]
(120) months from the granting date.

     This option may be exercised by delivering to the Secretary of the Bank, payment in full at the Option Price for the number of Shares being purchased in cash or by certified check or official bank check or the equivalent thereof acceptable to the Bank, together with a written notice in a form satisfactory to the Bank, signed by you specifying the number of Shares you then desire to purchase and the time of delivery thereof, which shall not be less than fifteen
(15) days and not more than thirty (30) days after the giving of such notice unless an earlier or later date is mutually agreed upon. At such time the Bank shall, without transfer or issue tax to you (or such other person entitled to exercise this option), deliver to you (or such person entitled to exercise this option) at the principal office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates for such shares dated the date of this option was validly exercised; provided, however, that the time of such delivery may be postponed by the Bank for such period as may be required for it with reasonable diligence to comply with any requirements of law. No fractional shares shall be issued or delivered.

     As a holder of this option, you shall have the rights of a shareholder with respect to the Shares subject to this option only after such Shares shall have been issued and delivered to you upon the exercise of this option.


     4.   TERMINATION OF OFFICE OR EMPLOYMENT.

     Unless this option is a Director Option, if your status as an employee or officer of the Bank or is Affiliates (as such term is defined in the Plan) is terminated for any reason other than death, disability or cause, this option may be exercised within thirty (30) days from the date of


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such termination to the extent you were entitled to exercise the option on the date of termination, but in no event may this option be exercised after the expiration of the term of this option. If this option is a Director Option, then it may be exercised until the expiration of the term of this option, regardless of any termination of your status as an employee, officer or director of the Bank. If, however, you are removed from your office or your employment with the Bank or its Affiliates for cause, and notwithstanding anything else herein to the contrary, neither you nor your estate shall be entitled to exercise any option with respect to any Shares whatsoever after such removal or termination, unless the Board of Directors, in its sole discretion, determines otherwise.


     5.   DEATH OR DISABILITY.

     Unless this option is a Director Option, if you die or become disables while serving as an officer or employee of the Bank or its Affiliates, this option may be exercised in whole or in part by you or your qualified representative (in the event of your mental disability) or by duly authorized executor of your Will or by the duly authorized administrator or special administrator of your estate (in the event of your death) within twelve (12) months from the date of your death or disability to the extent that you had the right to exercise this option on the date of your death or disability, but in no event after the expiration of the term of this option. If this option is a Director Option, then it may be so exercised until the expiration of the term of this option, regardless of your death or disability.

     Disability shall be determined under Section 422A of the Internal Revenue Code of 1986 (the "Code") in effect at the date of such disability. Section 422A of the Code currently uses the definition of Section 22 (e) (3) of the Code which state:

          "(3) PERMANENT AND TOTAL DISABILITY DEFINED- An individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to be permanently and totally disabled unless he furnished proof of the existence thereof in such form and manner, and at such times, as the Secretary may require".


     6.   NONTRANSFERABILITY OF  OPTION .

     This option shall be not be transferable except by Will or the laws of descent and distribution, and this Agreement may be exercised during your lifetime only by you. Any purported transfer or assignment of this option shall be void and of no effect, and shall give the Bank the right to terminate this option as of the date of such purported transfer or assignment.


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     7.   ADJUSTMENT OF AND CHANGES IN THE SHARES.

     Notwithstanding the preceding provision of this agreement, upon receipt of notice from the Stock Option Committee or the Board of Directors of the pendency of dissolution or liquidation of the Bank or a reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the Bank will not be the surviving corporation, or a sale of substantially all the assets and property of the Bank to another person (a "Terminating Event"), this option shall be exercisable in full and not only as to those shares with respect to which installments , if any, have been accrued. Upon the date thirty (30) days after receipt of said notice, this option or any portion hereof not exercised shall terminate, unless provision shall be made in connection with the Termination Event for assumption of this option or for substitution for this option of new options covering stock of a successor employer corporation, or parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to the number and kind of shares and prices.


     8.   SUBJECT TO TERMS OF THE PLAN.

     This Agreement and the option granted hereby shall be subject in all respects to the terms and conditions of the Plan. In the event of any conflict or inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall control. Your signature herein represents your acknowledgment of receipt of a copy of the Plan. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be finally and conclusively determined by the Board of Directors of the Bank or duly appointed Committee in its sole discretion, and such determination shall be binding upon all parties.


     9.   TAX EFFECTS.

     THE FEDERAL TAX CONSEQUENCES OF EMPLOYEE STOCK OPTIONS ARE COMPLEX AND SUBJECT TO CHANGE. A TAXPAYER'S PARTICULAR SITUATION MAY BE SUCH THAT SOME VARIATION OF THE GENERAL RULE IS APPLICABLE. ACCORDINGLY, AN OPTIONEE (OR HIS OR HER GUARDIAN, ESTATE OR LEGATEE) SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR BEFORE EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.


     10.  RIGHTS AS A SHAREHOLDER OR EMPLOYEE.

     You have no rights as a shareholder of the Bank with respect to any Shares until the date of the issuance and delivery of stock certificate to you for such Shares. The existence of this option shall neither create nor imply a right to continued employment with the Bank.


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     11.  NOTIFICATION OF SALE.

     You agree that you, or any person acquiring Shares upon exercise of this option, will notify the Bank not more than five (5) days after any sale or disposition of such Shares. If this option is a non-statutory option, you may, in addition to the exercise price, be required to pay to the Bank an amount equal to the withholding taxes imposed.


                                   FALLBROOK NATIONAL BANK


                                   By: ___________________________________
                                          Thomas E. Swanson
                                          President/CEO

Agreed to this _________ day

of _____________________, 19_____


_______________________________
[Name of Employee]




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